As filed with the Securities and Exchange Commission on March 9, 1998
                                             		Registration No. 333-45889
================================================================================

                     	SECURITIES AND EXCHANGE COMMISSION
	                        Washington, D.C.  20549
  	                  __________________________________
                          Pre-Effective Amendment No. 1
                                       to
                                 	Form S-3
   	                       REGISTRATION STATEMENT
	                               Under
	                     THE SECURITIES ACT OF 1933
                          ____________________________

                           PETCO ANIMAL SUPPLIES, INC.
	         (Exact name of registrant as specified in its charter)

                     Delaware                            33-0479906
	      (State or other jurisdiction	              (IRS Employer
	    of incorporation or organization)        Identification Number)
                                 _____________

                                9125 Rehco Road
	                     San Diego, California 92121
	                          (619) 453-7845
	          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                    _______

                                                             Copies to:
	         BRIAN K. DEVINE	                   THOMAS A. EDWARDS, ESQ.
	            Chairman	                           Latham & Watkins
	         9125 Rehco Road	                 701 "B" Street, Suite 2100
	    San Diego, California 92121               San Diego, California 92101
	        (619) 453-7845                            	(619) 236-1234
  	(Name, address, including zip code,
	and telephone number, including area code,
	       of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                     	CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                      Proposed           Proposed
                                        Amount         Maximum            Maximum            Amount of
Title of Shares                         to be         Aggregate          Aggregate        Registration
to be Registered                      Registered    Price Per Share(1) Offering Price(1)       Fee(2)
________________________________________________________________________________________________________
Common Stock, $.0001 par value         1,787,285	        $23.31         $41,661,613         $12,291
=========================================================================================================

(1)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457, and based on a per share price of $23.31, the average of the high and low prices of the Company's common stock as reported on the Nasdaq National Market on February 5, 1998.
(2) Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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	                            Page 1 of 14
	                      Exhibit Index on Page 14

PROSPECTUS

                         PETCO ANIMAL SUPPLIES, INC.

	 1,787,285 Shares of Common Stock, Par Value $.0001 Per Share

    	This Prospectus relates to 1,787,285 shares of common stock, par value $.0001 per share (the "Common Stock"), of Petco Animal Supplies, Inc., a Delaware corporation (the "Company"), which may be offered from time to time by certain stockholders of the Company (such holders being hereinafter described as the "Selling Stockholders"). The shares of Common Stock to be registered hereunder are hereinafter referred to as the "Securities." The Selling Stockholders acquired the Securities in private placements of the Common Stock in October and November 1997 in connection with the acquisition by the Company of certain companies owned and operated by the Selling Stockholders.

    	All of the Securities are to be offered for the account of the Selling Stockholders. The Selling Stockholders, directly or through agents, dealers or underwriters, may offer and sell from time to time all or any part of the Securities held by each of them in amounts and on terms to be determined or at quoted prices then prevailing on the Nasdaq National Market. To the extent required, the amounts of the Securities to be sold, purchase prices, public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. The Selling Stockholders reserve the sole right to accept and, together with any agent of the Selling Stockholders, to reject in whole or in part any proposed purchase of the Securities. The Selling Stockholders will pay any sales commissions or other seller's compensation applicable to such transactions. The Selling Stockholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and a portion of any proceeds of sales and discounts, commissions or other seller's compensation may be deemed to be underwriting compensation for purposes of the Securities Act. Certain of the Selling Stockholders may pledge or otherwise encumber shares covered by this Prospectus pursuant to agreements with lenders, and to the extent such shares subsequently become the property of such lenders pursuant to such agreements, such shares may be offered and sold from time to time by such lenders in the manner set forth above. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

    	The Company will not receive any of the proceeds from the sale of the Securities.

    	The Company has agreed to pay all costs of the registration of the Securities. Such costs, fees and disbursements are estimated to be approximately $35,000.

    	The Common Stock to be registered hereunder is listed for trading on the Nasdaq National Market under the symbol "PETC."
                         _________________________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
        ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE
                                CONTRARY IS UNLAWFUL.
     	                     _______________________________

               	The date of this Prospectus is March __, 1998.

                            	AVAILABLE INFORMATION

    	The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These materials can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington,
D.C. 20549, and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th
Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the public reference section of the Commission at 450
Fifth Street, N.W., Washington, D.C. 20549. Electronic reports, proxy statements and other information filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov). In addition, the Common Stock is listed on the Nasdaq National Market and similar information concerning the Company can be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 "K" Street, N.W., Washington, D.C. 20006.

    	The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement"), with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about the Company and the Securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees.

    	         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    	The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

	(a) Annual Report on Form 10-K for the fiscal year ended February 1, 1997;

	(b) Quarterly Report on Form 10-Q for the quarter ended May 3, 1997;

	(c) Quarterly Report on Form 10-Q for the quarter ended August 2, 1997;

	(d) Quarterly Report on Form 10-Q for the quarter ended November 1, 1997;

	(e) Annual report on Form 11-K for the Company's 401(k) Plan for the fiscal year ended February 1, 1997; and

	(f) The description of the Common Stock set forth in the Registration Statement on Form 8-A dated February 28, 1994, as amended by the Company's Form 8-A/A dated March 15, 1994.

    	All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    	A copy of any or all of the documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in any such document) will be provided without charge to any person, including a beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request. Requests for such copies should be addressed to the Secretary of the Company, 9125 Rehco Road, San Diego, California 92121 (telephone number: (619) 453-7845).

	                            THE COMPANY

    	Certain statements in this Prospectus that are not historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors are discussed under the caption "Certain Cautionary Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.

    	The Company is a leading specialty retailer of premium pet food and supplies. As of November 1, 1997, the Company operated 451 stores, including 383 superstores, in 33 states and the District of Columbia. The Company's strategy is to become the leading category-dominant national chain of community pet food and supply superstores by offering its customers a complete assortment of pet-related products at competitive prices, with superior levels of customer service at convenient locations. The Company believes that this strategy provides it with a competitive advantage by combining the broad merchandise selection and everyday low prices of a pet supply warehouse store with the convenience and service of a neighborhood pet supply store.

    	The Company currently utilizes both superstore and traditional store formats. The Company's expansion strategy is to open and acquire superstores, including relocations, expansions or remodels of existing traditional stores into superstores ("conversions"), and to close underperforming stores. In fiscal 1996, the Company opened or acquired 92 superstores, including 24 conversions, closed 8 stores and merged with companies with 30 superstores. In fiscal 1997 through November 1, 1997, the Company had opened or acquired 51 superstores, including 9 conversions, closed 4 stores and merged with companies with 67 stores.

    	A significant part of the Company's expansion strategy is to capitalize on the consolidation of the fragmented pet food and supply industry. The Company believes that there are acquisition opportunities which would allow the Company to attract new customers in existing markets, enter new markets and leverage operating costs. Generally, the Company seeks to acquire established and well-located stores or chains of stores which are similar in size and format to the Company's existing superstores.

    	The Company's stores carry a complete assortment of leading brand name premium food for dogs and cats, such as Iams, Nature's Recipe, Nutro and Science Diet, as well as selected mass brand foods, and a broad assortment of supplies for dogs and cats, such as collars and leashes, grooming products, toys, pet carriers, cat furniture, dog houses, vitamins, treats and veterinary supplies. The Company's superstores also offer fish, reptiles, birds, other small animals and related food and supplies, as well as grooming services in many of its stores. The Company's pricing strategy is to offer everyday low prices on all food items which are important in attracting and retaining customers. The Company believes that offering competitive prices on key food items increases customer traffic and generates sales of higher margin pet supplies. The Company's large buying volume and sophisticated distribution network allows it to compete effectively on price. The Company modifies its pricing policies by regional or local markets and is able to institute overnight price changes, as necessary, to meet market competition. The Company's price guarantee program offers to match all competitors' advertised prices.

    	The Company's prototype 15,000 square foot superstores carry a complete merchandise assortment of more than 10,000 active stock keeping units ("SKUs") of high quality pet-related products. This is equivalent to the number of SKUs carried by a typical pet supply warehouse store and far exceeds the approximately 2,000 such items in a typical independent pet store, 500 such items in a typical mass merchant, 400 such items in a typical supermarket and 20 such items in a typical warehouse club. The Company's traditional stores, which average 3,500 square feet, also carry a wide variety of premium pet food and supplies (approximately 5,000 active SKUs). The Company's stores are located in high-traffic retail areas with ample parking, often in community shopping centers anchored by a large supermarket. Most of the Company's store managers and sales associates are better able to assist customers with their needs because they are pet owners and enthusiasts. The Company's superstores are brightly illuminated with colorful fixtures and graphics and feature prominent and attractive signage which is designed to create a customer-friendly environment. The Company believes that its superstore format allows it to create a more customer-friendly environment than pet supply warehouse stores because of its size, layout and design.

    	The Company's executive offices are located at 9125 Rehco Road, San Diego, California 92121, and its telephone number is (619) 453-7845. The Company is incorporated under the laws of the State of Delaware.

                         	SELLING STOCKHOLDERS

    	All of the Securities offered hereby will be sold for the account of the Selling Stockholders. Information regarding the Selling Stockholders is set forth in the following table.

                                    Stock Owned         Stock Offered for    Stock Owned
Registered Owners                Prior to Offering	   Stockholders Acct.   After Offering
-----------------                  ---------------      ---------------      -------------
Comdisco, Inc.                         5,397                  5,397               0
Petra Capital, LLC                    36,189                 36,189               0
Gordon W. Elliot                       1,596                  1,596               0
Allsop Venture Partners III, L.P.    413,299                413,299               0
Kinship Partners II, L.P.            123,745                123,745               0
Allstate Insurance Company           308,774                308,774               0
Allstate Life Insurance Company      155,085                155,085               0
Alpha Capital Venture Partners, L.P.  34,504                 34,504               0
Alpha Capital Fund II, L.P.           60,755                 60,755               0
Saugatuck Capital Company
  Limited Partnership III            389,808                389,808               0
Raymond L. Guyer                       6,497                  6,497               0
Simon Handelsman                       6,497                  6,497               0
PaineWebber Incorporated               1,299                  1,299               0
Barry C. Lyngard                      81,280                 81,280               0
John C. Singleton                     81,280                 81,280               0
Morton Sand                           81,280                 81,280               0

    	None of the Selling Stockholders has any position, office or other material relationship with the Company or any of its affiliates (or had any such position, office or material relationship within the past three years), or will own greater than one percent of the Common Stock of the Company after this offering, except that Raymond L. Guyer and Barry C. Lyngard are currently non-officer and non-director employees of the Company.

                          	PLAN OF DISTRIBUTION

    	The Selling Stockholders are entitled to distribute from time to time up to 1,787,285 shares of the Securities, representing approximately 8.5% of the outstanding Common Stock of the Company on November 1, 1997. The Selling Stockholders' plan of distribution is set forth on the cover page of this Prospectus.

	                             EXPERTS

    	The financial statements of the Company as of February 3, 1996 and February 1, 1997, and for each of the years in the three-year period ended February 1, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    	The financial statements of Pet Food Warehouse, Inc. as of February 3, 1996, and for the years ended January 28, 1995 and February 3, 1996, included in the Annual Report on Form 10-K and incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

	                          LEGAL MATTERS

    	The validity of the Common Stock offered hereby will be passed upon for the Company by Latham & Watkins, San Diego, California.

===========================================================
	   No dealer, salesperson or other individual has been authorized to give any information or make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer by the Company to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been any change in the affairs of the Company since the date hereof or that the information contained herein is correct or complete as of any time subsequent to the date hereof.

                ______________________





	            TABLE OF CONTENTS


     	                                       Page

Available Information. . . . . . . . . . . . .  2

Incorporation of Certain
  Documents by Reference . . . . . . . . . . .  2

The Company . . . . . . . . . . . . . . . . . . 4

Selling Stockholders . . . . . . . . . . . . .  6

Plan of Distribution . . . . . . . . . . . . .  6

Experts . . . . . . . . . . . . . . . . . . . . 7

Legal Matters . . . . . . . . . . . . . . . . . 7

====================================================


====================================================



                 1,787,285 Shares





                   Petco Animal
     	            Supplies, Inc.





                   Common Stock



               ____________________


               P R O S P E C T U S

               ____________________




                 March __, 1998


====================================================

                                PART II

             	INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

    	The following is an itemized statement of expenses to be incurred in connection with this Registration Statement. All such expenses will be paid by the Company.

	Securities and Exchange Commission registration fee . . .   $12,291
	Blue Sky fees and expenses . . . . . . . . . . . . . . . .    2,000
	Public accountants' fees . . . . . . . . . . . . . . . . .    5,000
	Company legal fees and expenses . . . . . . . . . . . . .    10,000
	Miscellaneous expenses . . . . . . . . . . . . . . . . . .    5,709

			TOTAL . . . . . . . . . . . . . . . . . . . . . $35,000

All of the above items except the registration fee are estimates.

Item 15.  Indemnification of Directors and Officers.

    	Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

    	The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law.
Delaware law permits, but does not require, a corporation to indemnify officers, directors, employees or agents and expressly provides that the indemnification provided for under Delaware law shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. Delaware law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the Company, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the Company's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Delaware law does not allow indemnification of directors in the case of an action by or in the right of the Company (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

    	The Company has entered into indemnification agreements with certain officers and directors to effectuate these indemnity provisions.

Item 16.  Exhibits.


    	5.1	Opinion of Latham & Watkins.(1)

   	23.1	Consent of Latham & Watkins.(1)

   	23.2	Consent of KPMG Peat Marwick LLP.(1)

   	23.3	Consent of Arthur Andersen LLP.(1)

   	24.1	Power of Attorney.(1)
______________
(1) Previously filed.

Item 17.  Undertakings.

   	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     		(i)	To include any prospectus required by Section 10(a)(3) of the
            Securities Act;

     		(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.
            Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)
            and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of
            prospectus filed with the Commission pursuant to Rule 424(b)
            if, in the aggregate, the changes in volume and price
            represent no more than 20 percent change in the maximum
            aggregate offering price set forth in the "Calculation of
            Registration Fee" table in the effective Registration
            Statement;

    		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration
            Statement or any material change to such information in this
            Registration Statement;

     	provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

   	(2)	That, for the purpose of determining any liability under the
            Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

	                            SIGNATURES

    	Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 6th day of March, 1998.

							PETCO ANIMAL SUPPLIES, INC.


                            			By:/S/ RICHARD C. ST. PETER
                                             ________________________
                                                 Richard C. St. Peter
                                                 Executive Vice President, Chief
                                                 Financial Officer and Secretary


	                         POWER OF ATTORNEY

    	Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                                        Date
   ________                            ___                                          ___
/S/ BRIAN K. DEVINE*	         Chairman, President and Chief Executive             March 6, 1998
____________________           Officer (Principal Executive Officer)
Brian K. Devine

/S/ RICHARD C. ST. PETER     Executive Vice President,Chief Financial             March 6, 1998
____________________           Officer and Secretary (Principal Financial Officer)
Richard C. St. Peter

/S/ JAMES M. MYERS*           Senior Vice President, Finance (Principal           March 6, 1998
____________________           Accounting Officer)
James M. Myers

/S/ ANDREW G. GALEF*	      Director                                            March 6, 1998
____________________
Andrew G. Galef

/S/ RICHARD J. LYNCH, JR.*    Director	                                           March 6, 1998
____________________
Richard J. Lynch, Jr.

/S/ JIM F. MCCANN*	      Director                                            March 6, 1998
____________________
Jim F. McCann

/S/ PETER M. STARRETT*	      Director                                            March 6, 1998
____________________
Peter M. Starrett

*By:/S/ RICHARD C. ST. PETER
____________________________
        Richard C. St. Peter
        Attorney-in-Fact

                                    II-4


	                             EXHIBIT INDEX

    	The following exhibits are filed as part of this Registration Statement on Form S-3 or are incorporated herein by reference.


Exhibit No.         Description                                                      Page
  ___________       _______                                                          ____
5.1                 Opinion of Latham & Watkins.(1)                                   __

23.1                Consent of Latham & Watkins.(1)                                   --

23.2                Consent of KPMG Peat Marwick LLP.(1)                              __

23.3                Consent of Arthur Andersen LLP.(1)                                __

24.1                Power of Attorney.(1)                                             --

______________
(1)  Previously filed.